     As Filed With The Securities and Exchange Commission on August 30, 2000

                        Registration No. 333 - _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 eUNIVERSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             NEVADA                                             06-1556248
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.

        101 NORTH PLAINS INDUSTRIAL ROAD, WALLINGFORD, CONNECTICUT 06492
                                 (203) 265-6412
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM R. WAGNER
                             CHIEF FINANCIAL OFFICER
                        101 NORTH PLAINS INDUSTRIAL ROAD
                         WALLINGFORD, CONNECTICUT 06492
                                 (203) 265-6412
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           CHRISTOPHER G. MARTIN, ESQ.
                          MARTIN, LUCAS & CHIOFFI, LLP
                               1177 SUMMER STREET
                           STAMFORD, CONNECTICUT 06905
                                 (203) 324-4200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered on this form are to be offered and sold from time to time after the effective date of this registration statement by the selling stockholder.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
                                         Proposed           Proposed
                          Amount          Maximum            Maximum        Amount Of
  Title Of Shares         To Be       Aggregate Price       Aggregate      Registration
  To Be Registered     Registered       Per Unit(1)     Offering Price(1)      Fee
----------------------------------------------------------------------------------------
Common Stock,            910,000          $7.6825          $5,454,575       $1,440.00(2)
$.001 par value
----------------------------------------------------------------------------------------

(1) Fee calculated pursuant to Rule 457(c) of the Securities Act, as amended, based on the average of the bid and asked prices per share of eUniverse's common stock, $.001 par value ("Common Stock") as reported on the OTC Bulletin Board on March 21, 2000.

(2) Pursuant to Rule 429 under the Securities Act, 796,500 of the 910,000 shares of Common Stock registered under eUniverse's Form S-1 filed on March 23, 2000 (Registration Statement No. 333-33084) are being carried forward to this registration statement and the filing fee of $1,440.00 that is associated with such securities was previously paid with the earlier registration statement.
The number of shares to be registered under this registration statement has been reduced to 796,500 because 113,500 of the shares registered under eUniverse's Form S-1 filed on March 23, 2000 have already been sold by the selling stockholder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.

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PROSPECTUS
August 30, 2000

                                 796,500 SHARES

                                 eUNIVERSE, INC.

                                  COMMON STOCK
                                ($.001 PAR VALUE)

                            -------------------------

         This prospectus relates to the offer and sale by Take-Two Interactive Software, Inc. of 796,500 shares of eUniverse common stock, $.001 par value ("Common Stock").

         eUniverse, Inc. is a Nevada corporation with its principal executive offices at 101 North Plains Industrial Road, Wallingford, Connecticut 06492.

         The Common Stock is listed on the NASDAQ Small Cap Market under the symbol "EUNI." On August 29, 2000, the last reported sale price of the Common Stock on the NASDAQ Small Cap Market was $5.00 per share.

         The selling stockholder may sell these shares from time to time through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at negotiated prices and in certain other ways, as described under "Plan of Distribution" on page 14. We will not receive any of the proceeds from the sale of these shares.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS AUGUST 30, 2000.

                              AVAILABLE INFORMATION

         eUniverse has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to eUniverse and its common stock, see the registration statement and the exhibits and schedules thereto. Whenever we make reference in this prospectus to any of our agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual agreement or other document.

         You can read our Commission filings, including this registration statement, through a web browser over the Internet at the Commission's web site at URL:http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities in Washington, D.C., New York, NY, and Chicago, IL at 450 Fifth Street, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, NY 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, respectively. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

         eUniverse is subject to the information and periodic reporting requirements of the Securities and Exchange Act and, accordingly, files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference room, and the web site of the Commission referred to above. Our main web site address is www.euniverse.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         eUniverse hereby incorporates by reference in this prospectus the following documents:

(1) eUniverse's Annual Report on Form 10-K for the year ended March 31, 2000;

(2) eUniverse's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

(3) description of the Common Stock which is contained in eUniverse's registration statement on Form 10 filed on June 15, 1999 (Registration No. 0-26355) and filed under the Exchange Act of 1934, including amendments and reports filed for the purpose of updating such description.

         In addition, all documents filed by eUniverse pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made pursuant to the registration statement shall be deemed to be incorporated by reference into and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

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



         eUniverse will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Office of the Secretary, eUniverse, Inc., 101 North Plains Industrial Road, Wallingford, Connecticut 06492 (telephone number:
203-265-6412).

                                   THE COMPANY

OVERVIEW

         eUniverse operates a network of entertainment-related web sites focused on music, filmed and interactive entertainment. eUniverse's web properties include CD Universe, an online retailer of music products and accessories; Video Universe, an online retailer of video cassettes, DVDs and laser discs; and Games Universe, an online retailer of single and multiplayer computer games. We do not offer and do not intend to offer online gambling or other activities associated with gambling.

         eUniverse also provides a unique library of proprietary community building software technologies, named LivePlace. LivePlace combines group browsing, chat, instant messaging and a host of other advanced features to introduce social interaction to the web browsing and shopping experience.

         Historically, we primarily have generated revenue from merchandise sales. We have implemented a program to generate advertising revenue through paid third-party advertising on eUniverse's web sites and licensing revenue from licensing our LivePlace software to third parties.

MUSIC ENTERTAINMENT

         The online store (www.cduniverse.com) of eUniverse's wholly owned subsidiary, CD Universe, Inc., currently offers Internet customers a selection of over 240,000 individual CD titles as well as proprietary content and features. Recently, we established a Japanese version of the CD Universe web site that markets and sells CDs and related products to Japanese customers.

FILMED ENTERTAINMENT

         eUniverse's Video Universe online store (www.videouniverse.com) offers Internet users a selection of over 40,000 movie titles in videocassette, DVD and laser disc formats. Additionally, the online store (www.dvdwave.com) of eUniverse's wholly owned subsidiary, Falcon Ventures Corporation, offers a selection of over 5,000 DVD titles. This store has recently been combined with the CD Universe DVD store.

INTERACTIVE ENTERTAINMENT

         eUniverse's Games Universe site (www.gamesuniverse.com) sells interactive computer games and links users to eUniverse's online interactive gaming sites operated by our subsidiaries, which include

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Case's Ladder (www.casesladder.com), an online portal to a variety of games that provides competitive rankings for online game players and allows game players to compete against one another in a variety of tournaments and leagues, Gamer's Alliance (www.gagames.net), a network of online gaming editorial web sites devoted to interactive PC games, and The Big Network (www.bignetwork.com), a site offering classic board and card games (e.g., chess, checkers, backgammon, spades). eUniverse also operates other entertainment web sites, including:

         Pokemonvillage.com, an online community for enthusiasts of Pokemon, computer/video games, and other collectibles;

        JustSayWow.com, and funone.com, web sites that provide online greetings, cartoons, joke lists and gags. Subscribers can receive weekly jokes and send fun electronic greetings to their friends;

         Forumnation.com, a youth focused web site allowing the users to discuss a variety of subjects, such as music, comics, and games that are of interest to them; and

         ReserveAuction.com, a site that allows the owners of Pokemon cards, comics, and other collectibles to meet and auction their items.

EXPANSION

         eUniverse intends to continue to broaden and deepen its entertainment-focused network through acquisition of, and affiliation with, content-oriented web sites that have experienced high growth in unique monthly visitors and which have attractive demographics. Concurrently with its acquisition strategy, eUniverse is actively adding to and improving upon the existing content and functionality of its web sites.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THE FOLLOWING RISKS, AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE ARE IN NEED OF ADDITIONAL FUNDS. eUniverse currently has low balances of cash reserves and working capital surplus to fund its operations and its ability to meet its obligations in the ordinary course of business is dependent upon its ability to raise additional financing through public or private equity financings, establish profitable operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund operations. Since March 31, 2000 eUniverse received short term loans of $2.178 million from new investors. On April 26, 2000, eUniverse received a loan of $1,000,000 with a maturity date of July 26, 2000, which the lender has agreed to extend until August 25, 2000. Management intends to raise additional working capital through additional equity and/or debt financings in the upcoming year and has entered into a letter of intent to sell 2,500,000 shares of common stock for $15,000,000 (see Note 16). In

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


connection with this pending transaction, the new investor through its affiliates has made short term loans totaling $1,178,000 with maturity dates of the earlier of (1) August 31, 2000, (2) the date that the transactions contemplated in the letter of intent are consummated or (3) several earlier dates in the event that certain other transactions are not completed during the interim period. The investors have certain preferred conversion rights in the event of a default under their respective promissory notes. The cash from these short term loans have been and are to be used principally to finance working capital requirements. As additional consideration for the loans made by the affiliates of the new investor, eUniverse, in exchange for up to $75,000, assigned its right to purchase up to 850,000 shares of Common Stock from Charles Beilman at an exercise price of $1.675. A total of 100,000 of those shares have been purchased by the investor. In the event that the Beilman option is not extended beyond July 31, 2000, eUniverse is required to sell the remaining shares at the prices indicated above. All of the 850,000 shares that may be purchased by the investors include the requirement that eUniverse register all such shares for resale on or prior to November 30, 2000. eUniverse believes it will close the sale of stock to the new investor in the near future, and use the proceeds of the sale to pay back all of the short term loans; however, there can be no assurance that such financing can be successfully completed on terms acceptable to eUniverse.

    The matters discussed above raise substantial doubt about eUniverse's ability to continue as a going concern.

OUR PROSPECTS FOR FINANCIAL SUCCESS ARE DIFFICULT TO FORECAST BECAUSE WE HAVE A LIMITED OPERATING HISTORY. IF WE FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND OF PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE. Given that eUniverse's business, as currently operated, commenced in April 1997, when the operations of our predecessor, CD Universe, began, we have a limited operating history upon which an evaluation of eUniverse and its prospects can be based. Neither eUniverse nor any of its subsidiaries has ever made a profit in any fiscal quarter. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets, such as the Internet market. To address these risks, eUniverse must, among other things, expand its customer base, respond effectively to competitive developments, continue to attract, retain and motivate qualified employees and continue to upgrade its technologies. If eUniverse is not successful in further developing and expanding its music, video and interactive entertainment business, including sales of advertising on its web sites and development of related business opportunities, its ability to achieve profitability may not be realized and our market price may decline.

IF WE ARE UNABLE TO MAINTAIN OUR STRATEGIC PARTNERSHIPS, TRAFFIC TO OUR WEB SITE MAY BE REDUCED AND OUR REVENUES COULD DECREASE. ADDITIONALLY, IF OUR NETWORK INFRASTRUCTURE IS NOT SUFFICIENT TO SERVICE OUR CUSTOMERS, WE COULD LOSE CUSTOMERS AND OUR REVENUES COULD BE REDUCED. Although eUniverse's ability to generate additional revenue from Internet commerce may depend on increased site traffic, purchases and advertising that eUniverse expects to generate through strategic partnerships, there can be no assurance that its existing relationships will be maintained through their initial terms or that additional third-party partnerships will be available to eUniverse on acceptable commercial terms or at all. The inability to enter into new, and to maintain any one or more of its existing, strategic partnerships, such as with Linkshare (see "Sales and Marketing"), could result in decreased traffic to our web sites and our product and service sales revenue could decrease. Even if we can maintain our strategic partnerships, there can be no assurance that our infrastructure of hardware and software will be sufficient to handle the potential increased traffic and sales volume from these partnerships.

IF WE ARE UNABLE TO EXPAND OUR WEB PRESENCE INTERNATIONALLY, WE MAY SEE AN INCREASE IN OPERATING EXPENSES AND NO INCREASE IN REVENUES. eUniverse's web sites are accessible throughout the world. If eUniverse is not able to successfully market, sell and distribute its products in international markets due to a variety of legal, contractual and practical considerations and the risks inherent in doing business on a global level, such as unexpected changes in regulatory requirements (such as those that may prohibit access to our web sites), export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, difficulties in protecting intellectual property rights, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange

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rates and potentially adverse tax consequences, eUniverse's business, prospects, financial condition and results of operations from successful international operations will not be realized and our gross profits will not increase.

BECAUSE WE MAY NOT SUCCESSFULLY IDENTIFY AND ACQUIRE OTHER SUITABLE EXISTING INTERNET-BASED BUSINESSES AND WEB SITES, OUR OPERATING EXPENSE COULD INCREASE WHILE OUR REVENUES COULD BE REDUCED. eUniverse's growth and future profitability may depend in part upon its ability to identify companies that are suitable acquisition candidates, to acquire those companies upon appropriate terms and to effectively integrate and expand their operations within its own infrastructure. We may not be able to identify additional candidates that are suitable for acquisition or to consummate desired acquisitions on favorable terms. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on eUniverse's operating results and the potential inability to integrate financial and management reporting systems. A significant portion of eUniverse's capital resources could be used for these acquisitions. Accordingly, eUniverse may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to eUniverse, if at all. Moreover, eUniverse may not be able to successfully integrate an acquired business into eUniverse's business or to operate an acquired business profitably. If we are not able to integrate and expand the operations of acquired companies, without excessive costs, delays or other adverse developments, our revenues could decrease.

IF WE ARE UNABLE TO USE NEW TECHNOLOGIES EFFECTIVELY OR ADAPT OUR WEB SITES, PROPRIETARY TECHNOLOGY AND TRANSACTION-PROCESSING SYSTEMS TO CUSTOMER REQUIREMENTS OR EMERGING INDUSTRY STANDARDS, CUSTOMERS MAY NOT VISIT OUR WEB SITES OR PURCHASE PRODUCTS FROM US, WHICH COULD RESULT IN A DECREASE IN OUR REVENUES. To remain competitive, eUniverse must continue to enhance and improve the responsiveness, functionality and features of its web sites and develop new features to meet customer needs. The Internet is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices that could render eUniverse's existing web network and sites, technology and systems obsolete. eUniverse's success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing products and services, develop new products, services and technology that address the needs of its customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

IF WE ARE UNABLE TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS, OUR REPUTATION AND BRAND COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. eUniverse regards its trademarks, trade secrets and similar intellectual property as valuable to its business, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, partners and others to protect its proprietary rights. There can be no assurance that the steps taken by eUniverse will be adequate to prevent misappropriation or infringement of its proprietary property. eUniverse currently has two service marks registered with the United States Patent and Trademark Office: CD Universe and Video Universe. While eUniverse is currently applying for registration of a number of its trademarks and service marks, we may not be able to successfully prosecute our applications for these trademarks.

WE COULD LOSE ONE OR MORE OF THE KEY MEMBERS OF OUR MANAGEMENT TEAM, WHICH COULD IMPAIR OUR BUSINESS OPERATIONS. We depend on the continued service of our executive officers and key technical and marketing personnel, including, in particular, Brad D. Greenspan, our Chairman, William R. Wagner, our Chief Financial Officer, James Haiduck, our Vice President of Sales and Stephen D. Sellers, our Vice President of Business Affairs and Business Development. eUniverse has employment agreements with Messrs. Wagner, Haiduck and Sellers. However, these employment agreements do not assure the services of these employees. Despite employment agreements with these members of management, eUniverse's employees may voluntarily terminate their employment with eUniverse at any time. eUniverse's success also depends on its ability to attract and retain additional qualified employees. Competition for qualified personnel is intense and there

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are a limited number of persons with knowledge of and experience in commercial application of the Internet and retail sales of music and entertainment related products. There can be no assurance that eUniverse will be able to attract and retain highly qualified personnel to fill critical managerial and operational positions.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE. IF WE ARE UNABLE TO MEET THE EXPECTATIONS OF INVESTORS AND PUBLIC MARKET ANALYSTS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE. eUniverse expects to experience fluctuations in future quarterly and long-term operating results that may be caused by a variety of factors, many of which are outside eUniverse's control. Factors that may affect eUniverse's quarterly operating results include, without limitation,

- eUniverse's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction,

- the announcement or introduction of new or enhanced web sites, products and strategic partnerships by eUniverse and its competitors,

-  the mix of products sold by eUniverse,

- seasonality of the recorded music industry (namely, the fact that sales of recorded music traditionally peak during the Christmas season),

-  seasonality of advertising sales,

-  eUniverse promotions and sales programs,

-  price competition or higher recorded music prices in the industry,

- the level of use of the Internet and increasing consumer acceptance of the Internet for the purchase of consumer products, such as those offered by eUniverse,

- eUniverse's ability to upgrade and develop its systems and infrastructure in a timely and effective manner,

- the amount and timing of operating costs and capital expenditures relating to expansion of eUniverse's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic partnerships, and general economic conditions and economic conditions specific to the Internet, online commerce, and the recorded music and prerecorded videocassette industries.

OUR REVENUES AND GROSS PROFITS MAY BE REDUCED IF WE ARE UNABLE TO FULFILL OUR CUSTOMERS' ORDERS. eUniverse currently accepts orders only over the Internet. Product orders received by CD Universe are accepted, verified, batched and electronically sent on a daily basis to our suppliers, including Valley Media, Inc. of Woodland Hills, California, eUniverse's primary supplier. Shipments from our suppliers are received at eUniverse's fulfillment center in Wallingford, Connecticut. Employees break down bulk shipments into the individual orders to be sent to customers. This arrangement allows eUniverse to offer customers a wide variety of CD and video titles while maintaining virtually no inventory. It also reduces product returns by allowing eUniverse to only order products for which it has received orders. eUniverse typically fills over 80% of its orders by the next business day, and approximately 90% of its orders within one week. eUniverse believes that the speed of order fulfillment is an important factor to its customers, and accordingly has a significant impact on its ability to increase revenues from retail sales.

At the present time, Valley Media supplies approximately 80% of the music and video products and accessories sold by CD Universe. There is no written agreement between eUniverse and Valley Media. We may not be able to maintain a relationship with Valley Media or to find an alternative supplier that will provide products and services on terms satisfactory to eUniverse should our relationship with Valley Media terminate. Therefore, an unanticipated termination of eUniverse's relationship with Valley Media, particularly during the fourth quarter of the calendar year, in which a high percentage of recorded

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music and video product sales is made, could cause our revenues to decline for the quarter in which the termination occurred, even if eUniverse were able to establish a relationship with an alternative supplier. To date, Valley Media has satisfied eUniverse's requirements on a timely basis. However, to the extent that Valley Media is unable to continue to satisfy eUniverse's increasing product requirements, these constraints may result in decreased revenue and have a material adverse effect on eUniverse's business, results of operations and financial condition.

COMPETITION IN ONLINE COMMERCE IS INTENSE. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS, OUR REVENUES COULD DECLINE. The online commerce market is new, rapidly evolving and intensely competitive, and eUniverse expects that competition will further intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. With respect to recorded music sales, eUniverse currently competes with numerous Internet retailers, including music retail chains, record labels, independent retailers with web sites on the Internet and online stores retailing music and video titles, such as Amazon.com. In addition, eUniverse competes with traditional music retailers, as well as megastores, mass merchandisers, consumer electronics stores and music clubs.

         The primary competitive factors in providing music, video and other entertainment products and services via the Internet are name recognition, variety of value-added services, ease of use, price, quality of service, availability of customer support and technical expertise. eUniverse's prospects for achieving its business objectives will depend heavily upon its ability to provide high quality, entertaining content, along with user-friendly web site features and value-added Internet services. Other factors that will affect eUniverse's prospects for success include its ability to attract experienced and qualified personnel, particularly in the areas of management, sales and marketing, and web site design. If eUniverse is unable to compete successfully in its retailing businesses, there will be a material adverse impact on its business, results of operations and financial condition due to decreased revenue. In addition, the competition for advertising revenues, both on Internet web sites and in more traditional media, is intense. If eUniverse fails to attract and retain significant sources of revenue from paid advertisements and sponsorships on its web sites, eUniverse's business, results of operations and financial condition will be materially adversely affected by the decreased revenue.

         Many of eUniverse's current and potential competitors in the area of online music, video and other entertainment retailing, such as Amazon.com, have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than eUniverse. These competitors may be able to respond more quickly than eUniverse to new or emerging technologies and changes in the economy or the marketplace affecting the products and services that eUniverse offers. In addition, some of eUniverse's competitors can be expected to devote greater resources, both human and financial, to the development, promotion and sale of music, video and other entertainment products and services. Accordingly, there can be no assurance that eUniverse will be able to compete successfully and achieve its objectives with respect to growth in revenue and profit.

RISKS ASSOCIATED WITH THE YEAR 2000 ISSUE

The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of eUniverse's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

During 2000, we may experience a Y2K issue, which could negatively affect our operating results or financial condition because our costs to remedy the issue would increase. We believe, however, that our most reasonably likely worst-case scenario would relate to problems with the systems of third parties rather than with our internal systems, including disruption of product delivery from wholesalers, inability to charge purchases to credit cards, temporary power outages, delayed transportation of products by third parties, and lost or delayed customer purchases due to non-compliant personal computers. We are limited in our abilities to address the Y2K issue as it relates to third parties and are relying solely on the assurances of these third parties as to their Year 2000 preparedness.

RISKS RELATED TO THE INTERNET INDUSTRY

OUR FUTURE RESULTS AND GROWTH MAY NOT BE REALIZED IF THE USE OF THE INTERNET DOES NOT CONTINUE TO INCREASE. Our market, users of the global computer network known as the Internet, is new and rapidly evolving. Our business could suffer if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, including:

 - inadequate network infrastructure;

 - security concerns;

 - inconsistent quality of service;

 - lack of availability of cost-effective and high-speed service; and

 - changes in government regulation of the Internet.

If Internet usage grows, the Internet infrastructure might not be able to support the demands placed on it by this growth or its performance and reliability may decline. In addition, future outages and other interruptions occurring throughout the Internet could lead to decreased use of our network of web sites and would therefore harm our business.

WE COULD BE SUED FOR INFORMATION RETRIEVED FROM THE INTERNET. Due to the fact that material may be downloaded from web sites and may be subsequently distributed to others, there is a potential that claims will be made against eUniverse under legal theories, such as defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of the material. These claims have been brought, and sometimes successfully pressed, against on-line services in the past. In addition, we could be exposed to liability with respect to the material that may be accessible through our products and web sites, including claims asserting that, by providing hypertext links to web sites operated by third parties, we are liable for wrongful actions by those third parties through the web sites. Although eUniverse carries general liability insurance, its insurance may not cover potential claims of this type, or the level of coverage may not be adequate to fully protect eUniverse against all liability that may be imposed. Any costs or imposition of liability or legal defense expenses that are not covered by insurance or in excess of insurance coverage could reduce our working capital and have a material adverse effect on eUniverse's business, results of operations and financial condition. Also, the legal effectiveness of our terms and conditions of use is uncertain. We currently are not aware of any claims that can be expected to have a material adverse impact on our financial condition or our ability to conduct our business.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD INCREASE OUR COSTS AND RISKS TO DOING BUSINESS ON THE INTERNET. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues, such as user privacy, pricing, taxation and the characteristics and quality of products and services. For example, the Communications Decency Act of 1996 prohibits obscene and other unlawful information and content from being transmitted over the Internet. Several other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. On October 21, 1998, President Clinton signed the Internet Tax Freedom Act placing a three year moratorium, beginning October 1, 1998 through October 21, 2001, on Internet access taxes, multiple taxes on electronic commerce, and discriminatory taxes on electronic commerce. In addition, local telephone carriers have argued before the Federal Communications Commission that Internet service providers and online service providers should be required to pay fees for access to local telephone networks in a manner similar to long distance telephone carriers. Although the FCC has informally stated that it has no intention of assessing per-minute charges on Internet traffic or changing the way consumers obtain and pay for access to the Internet, if the efforts of the local telephone carriers are successful, costs for Internet access and usage could increase sharply. Moreover, it may take years to determine the extent to which existing laws relating to issues, such as property ownership, libel, taxation and personal privacy are applicable to the Internet. Any new laws or regulations relating to access to or use of the Internet could harm our business.

IF WE ARE UNABLE TO PROTECT OUR DOMAIN NAMES, OUR REPUTATION AND BRAND COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. We own the Internet domain names "euniverse.com," "cduniverse.com", "videouniverse.com", "gamesuniverse.com", "casesladder.com" and "gagames.com" as well as numerous other domain names in the United States. National and international Internet regulatory bodies generally regulate the registration of domain names. The regulation of domain names in the United States and in other countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not acquire or maintain the "euniverse.com," "cduniverse.com", "videouniverse.com", "gamesuniverse.com", "casesladder.com", "gagames.com" or comparable domain names in all the countries in which we conduct business, which could harm our business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear and still evolving. Therefore, we might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

WE MAY BE NOT ABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN THE INTERNET INDUSTRY, WHICH COULD CAUSE US TO LOSE CUSTOMERS AND REVENUE. Rapid technological developments, evolving industry standards and user demands, and frequent new product introductions and enhancements characterize the market for Internet products and services. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. Our future success will depend on our ability to continually improve our content offerings and services. In addition, the widespread adoption of developing multimedia-enabling technologies could require fundamental and costly changes in our technology and could fundamentally affect the nature, viability and measurability of Internet-based advertising, which could harm our business.

OUR COMPUTER NETWORK SECURITY MEASURES COULD BE CIRCUMVENTED RESULTING IN LOSS OF CUSTOMER DATA. eUniverse accepts credit cards, personal checks or money orders as payment for customer orders. The CD Universe web site enables customers to store their credit card information in a personal account, thereby avoiding the need to re-enter this information when making future purchases. Customers are offered several shipping options, including overnight delivery. eUniverse confirms each order by e-mail communication to the customer promptly after the order is placed, and subsequently confirms shipment of the order by e-mail. In addition, the CD Universe web site includes a feature that enables customers to check on the status of their order. Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is still by no means certain. eUniverse's future success will depend on its ability to significantly increase revenues, which will require the development and widespread acceptance of the Internet as a medium for commerce, particularly as a channel of retail distribution. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high-speed modems and security procedures for financial transactions. The viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet for the purposes envisioned by eUniverse does not continue to grow, or if the necessary Internet infrastructure is not further developed and maintained, eUniverse's business, results of operations and financial condition could be materially adversely affected due to decrease or loss of traffic.

         Despite eUniverse's implementation of network security measures, its infrastructure is potentially vulnerable to computer break-ins and similar disruptive problems caused by individuals with a variety of objectives. eUniverse learned on Saturday January 8, 2000 that customer data stolen from CD Universe was posted on the Internet and immediately notified the FBI, which caused the site to be shut down the same day.

         Consumer concern over Internet security has been, and could continue to be, an impediment to the expansion of commercial activities that require consumers to transmit their credit card information and other personal information over the Internet. In addition, computer viruses, break-ins or other security problems could lead to misappropriation of proprietary information and interruptions, delays or cessation in service to eUniverse's customers. Until more comprehensive and reliable security technologies are developed and implemented, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a merchandising medium.

RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES TO INVESTORS. Our common stock is currently traded on the NASDAQ Small Cap Market. We cannot predict the extent to which investor interest in eUniverse will develop in the trading market or how liquid any trading market might become.

The stock market has experienced extreme price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against a company. This litigation could result in substantial costs and a diversion of our management's attention and resources.

OUR STOCK OWNERSHIP WILL BE CONCENTRATED IN A SMALL NUMBER OF PEOPLE WHO COULD NEGATIVELY AFFECT THE RIGHTS OF OUR OTHER STOCKHOLDERS. As of August 18, 2000, the present directors, executive officers, greater than 5% stockholders and their affiliates beneficially owned approximately 59% of our outstanding common stock. As of August 18, 2000, Brad D. Greenspan beneficially owned approximately 44% of our outstanding common stock. As a result of his beneficial ownership, Mr. Greenspan, acting alone or with others, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of eUniverse.

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD CAUSE OUR STOCK PRICE TO FALL. As of August 18, 2000, approximately 16,569,283 shares of our common stock are restricted shares that may be sold only in the event that the shares are registered, or exempted from registration, under the Securities Act. Although a large number of our common stock is restricted, these shares may be available for resale in the near future under Rule 144 or under one or more registrations filed with the SEC statement, such as this registration statement under which 796,500 shares are available for resale.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ADDRESS, AMONG OTHER THINGS, EUNIVERSE'S BUSINESS STRATEGY, PROJECTED CAPITAL EXPENDITURES, POSSIBLE BUSINESS RELATIONSHIPS, AND POSSIBLE EFFECTS OF CHANGES IN GOVERNMENT REGULATION. THESE STATEMENTS MAY BE FOUND UNDER "RISK FACTORS" AS WELL AS IN THE PROSPECTUS GENERALLY. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS, SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," AND SIMILAR EXPRESSIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE FACTORS DISCUSSED ABOVE AND SET FORTH IN THIS PROSPECTUS GENERALLY.

                                 USE OF PROCEEDS

         eUniverse will not receive any portion of the proceeds from the sale of shares of Common Stock by the selling stockholder under this prospectus.

                               SELLING STOCKHOLDER

         The following table sets forth information regarding the beneficial ownership of eUniverse Common Stock as of August 18, 2000 by Take-Two Interactive Software, Inc. ("Take-Two"), which acquired shares of Common Stock in connection with eUniverse's acquisition of Falcon Ventures Corporation from Take-Two in February 2000.

         The shares are being registered to permit public secondary trading of these shares. The selling stockholder listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock set opposite its name below.

                              Beneficial Ownership                                             Percentage of
                                 of Shares of                                                      Shares
                                 Common Stock        Shares to be Sold    Shares Owned After    Owned After
Selling Stockholder            Prior to Offering      in the Offering        the Offering       the Offering
-------------------            -----------------      ---------------        ------------       ------------
Take-Two Interactive
Software, Inc.                      796,500              796,500(1)                0                 0%
Inc.

(1) eUniverse agreed to register all of the shares of Common Stock beneficially owned by Take-Two for resale. As of the date hereof, the selling stockholder has agreed not to sell more than 250,000 shares of Common Stock. However, that agreement may be amended to allow Take-Two to sell up to all of the shares of Common Stock beneficially owned by it under this registration statement.

                              PLAN OF DISTRIBUTION

         The shares being offered under this prospectus may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker or dealer as principal and resale by the broker or dealer for its account under this prospectus; (c) an exchange distribution in accordance with the rules of the exchange, and (d) orders brokerage transactions and transactions in which the broker solicits purchasers. From time to time the selling stockholder may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives of the securities, and may sell and deliver the shares under these transactions.

         The selling stockholder may effect the transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and under these sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling

                                       14





stockholder and/or the purchasers of the shares for whom they may act as agent or to whom they sell shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts).
To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the shares by the selling stockholder, will be set forth in a supplement to this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any prospectus supplement.
Unless this prospectus is accompanied by a prospectus supplement stating otherwise, offers and sales may be made under this prospectus only in ordinary broker's transactions made on the NASDAQ Small Cap Market or any other exchange or market in which the stock is listed in transactions involving ordinary and customary brokerage commissions.

         In affecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholder in amounts to be negotiated immediately prior to the sale. The selling stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

         In the event the selling stockholder engages an underwriter to sell the shares, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price with any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for eUniverse by Martin, Lucas & Chioffi, LLP, Stamford, Connecticut.

                                     EXPERTS

         The consolidated financial statements of eUniverse and related schedule included and/or incorporated by reference in the eUniverse's Annual Report on Form 10-K for the year ended March 31, 2000 and incorporated by reference in this prospectus have been audited by Merdinger, Fruchter, Corso & Rosen, PC, independent auditors, as stated in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                       15





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of the expenses to be incurred by eUniverse in connection with the registration of the securities being registered under this registration statement.

                                                                         Amount
                                                                         ------
         Securities and Exchange Commission registration fee             $1,440
         Printing fees                                                    2,500
         Legal fees and expenses                                          2,500
         Accounting fees and expenses                                       -0-
         Miscellaneous                                                      -0-
                                                                         ------
         Total                                                           $6,440

Except for the SEC registration fee, all expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF
         LIABILITY.

NEVADA LAW

         Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.
Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of eUniverse. A determination may be made by the stockholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

ARTICLES OF INCORPORATION

         Article Twelfth of the Articles of Incorporation of eUniverse provide as follows with respect to indemnification of Directors and Officers:

         "TWELFTH. INDEMNIFICATION: The corporation shall indemnify and hold harmless the Officers and Directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted under the general corporation Law of the state of Nevada."

BYLAWS

                                       16





         Article XII of the Bylaws of eUniverse provide as follows with respect to indemnification of Officers and Directors:

         "Section 1. Exculpation. No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

         "Section 2. Indemnification. Each Director and Officer of the
Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation to the fullest extent permitted from time to time by the Nevada
Revised Statutes against all reasonable costs, expenses and liabilities
(including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to his legal representatives' benefit.

         "Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this article XII."

         Provided the terms and conditions of the applicable provisions under Nevada law, eUniverse's Articles of Incorporation and Bylaws are met, officers, directors, employees, and agents of eUniverse may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of eUniverse, eUniverse has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                                       17





         We intend to enter into indemnity agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, we have obtained directors' and officers' insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

ITEM 16. EXHIBITS.



Exhibit
-------
Number      Exhibit Title/Description
------      -------------------------

5 Opinion of Martin, Lucas & Chioffi, LLP regarding legality of securities being registered.

23.01       Consent of Merdinger, Fruchter, Corso & Rosen, PC.

23.02       Consent of Martin, Lucas & Chioffi, LLP (included in Exhibit 5).

24.01 Power of Attorney included in the signature page of this registration statement.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission under Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be, included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by eUniverse under Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities raising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on August 30, 2000.

                                            eUniverse, Inc.

                                   By: /s/ Brad D. Greenspan
                                   ----------------------------------
                                   Brad D. Greenspan
                                   Chairman of the Board

         The undersigned officers and directors of the registrant hereby severally constitute and appoint Brad D. Greenspan and William R. Wagner, and each of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the registration statement on Form S-3 filed herewith and any additional registration statements filed under Rule 462(b) to register additional shares, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 30, 2000.

/s/ Brad D. Greenspan
------------------------------------------
Brad D. Greenspan
Chairman of the Board of Directors
(principal executive officer)

/s/ William R. Wagner
------------------------------------------
William R. Wagner
Chief Financial Officer
(principal financial officer and principal accounting officer)

/s/ Charles Beilman
------------------------------------------
Charles Beilman
Vice President, Special Projects and Director

/s/ Leland N. Silvas
------------------------------------------
Leland N. Silvas
Director


------------------------------------------
Gordon N. Landies
Director

/s/ Daniel Mosher
------------------------------------------
Daniel Mosher
Director